Exhibit 99.1

SOLAR GREEN TECHNOLOGY S.P.A. AND SUBSIDIARIES CONSOLIDATED

FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of KPMG S.p.A. Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Income
Consolidated Statements of Cash Flows
Notes to the Consolidated Financial Statements

Report of KPMG S.p.A. Independent Registered Public Accounting Firm

The Board of Directors of

Solar Green Technology S.p.A.

We have audited the accompanying consolidated balance sheets of Solar Green Technology S.p.A. (and subsidiaries) as of 31 December 2011 and 2010, and the related consolidated statements of income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Solar Green Technology S.p.A. (and subsidiaries) as of 31 December 2011 and 2010, and the results of their operations for the years then ended, in conformity with generally accepted accounting principles in Italy.

Accounting principles generally accepted in Italy vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 23 to the consolidated financial statements.

/s/ KPMG S.p.A.

Milan, Italy

14 September 2012

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2011 AND 2010

Amounts in Euros	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents (note 3)	515,952	4,063,696
Accounts receivable, net (note 4)	13,474,971	2,137,500
Inventories (note 5)	1,018,283	1,599,002
Work in progress (note 6)	771,713	21,430,737
Other current assets (note 7)	739,729	864,297
Deferred tax assets (note 15)	144,143	677,009

TOTAL CURRENT ASSETS	16,664,791	30,772,241
FIXED ASSETS:
Property, plant and equipment, net (note 8)	4,171,858	3,424,352
Intangible fixed assets net (note 9)	416,142	154,615
Other long-term assets (note 10)	713,499	19,032
Deferred tax assets (note 15)	213,955	—

TOTAL FIXED ASSETS	5,515,454	3,597,999

TOTAL ASSETS	22,180,245	34,370,240

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Unsecured loans payable (note 11)	7,376,268	3,604,986
Progress billing to customers (note 6)	—	12,347,440
Accounts payable (note 12)	12,550,325	16,221,901
Current portion of tax payable (note 15)	350,464	75,688
Deferred tax liabilities (note 15)	—	696,195
Other current liabilities (note 13)	416,576	335,358

TOTAL CURRENT LIABILITIES	20,693,633	33,281,568
LONG TERM LIABILITIES:
Deferred tax liabilities (note 15)	24,054	—
Employee Leaving Indemnity (note 14)	86,351	37,661
Other liabilities	5,030	—

TOTAL LONG TERM LIABILITIES	115,435	37,661

TOTAL LIABILITIES	20,809,068	33,319,229

SHAREHOLDERS’ EQUITY (note 16):
Capital stock	1,000,000	1,000,000
Legal reserve	12,405	3,008
Retained earnings	38,606	37,593
Net income for the year	320,166	10,410

TOTAL SHAREHOLDERS’ EQUITY	1,371,177	1,051,011

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	22,180,245	34,370,240

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Amounts in Euros	2011	2010
Revenues (note 17)	26,193,423	26,103,211
Cost of operation (note 18)	26,612,055	25,788,804

Difference between revenues and cost of operation	(418,632)	314,407
Gain on disposal of investment in subsidiary (note 19)	969,846	—
Financial income (note 20)	17,998	576
Financial expense (note 20)	332,912	237,568

Income before income taxes	236,300	77,415
Income taxes (note 15)	83,866	(67,005)

Net income for the year	320,166	10,410

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Amounts in Euros	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES (A)
Net income for the year	320,166	10,410
Depreciation & Amortization	145,688	65,498
(Increase) Decrease in inventories	580,719	(1,477,296)
(Increase) Decrease in work in progress	20,659,024	(17,529,177)
(Increase) Decrease in accounts receivable	(11,337,471)	(1,451,833)
(Increase) Decrease in other assets	(569,899)	(594,141)
(Decrease) Increase in accounts payable	(3,671,575)	13,562,864
(Decrease) Increase in progress billing to customers	(12,347,441)	8,947,440
(Decrease) Increase in other liabilities and other tax payables	361,023	218,675
Net change in deferred tax assets and liabilities	(353,230)	20,442
Accruals for Employee Leaving Indemnity	62,349	30,160
Payments for Employee Leaving Indemnity	(13,658)	(8,345)

Net cash (used in) / provided by operating activities	(6,164,305)	1,794,697

CASH FLOWS FROM INVESTING ACTIVITIES (B)
Investments in property, plant and equipment	(824,298)	(3,385,149)
Investments in intangible fixed assets	(330,423)	(120,272)

Net cash used in investing activities	(1,154,721)	(3,505,421)

CASH FLOWS FROM FINANCING ACTIVITIES (C)
(Decrease) increase in short term debt	3,771,282	3,524,896

Net cash provided by financing activities	3,771,282	3,524,896

(DECREASE) INCREASE IN CASH (A+B+C)	(3,547,744)	1,814,172

Cash and cash equivalents at the beginning of year	4,063,696	2,249,524

CASH AND CASH EQUIVALENTS END OF YEAR	515,952	4,063,696

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1—FORM AND CONTENT OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements of Solar Green Technology S.P.A. (“SGT” or the Company) and its consolidated subsidiaries (collectively the “Group”) are prepared on the basis of the accounts of SGT and the financial statements of the individual companies consolidated for the periods presented, as approved by their respective Boards of Directors, adjusted, where necessary, to conform with the accounting policies adopted by SGT. Amounts are reported in Euro.

The accounting policies are consistent with the Italian Civil code related to consolidated financial statements interpreted and integrated by the accounting principles established or adopted by the Italian Accounting Profession (collectively “Italian Accounting Principles”).

Italian accounting principles differ in certain material respects from US generally accepted accounting principles (“U.S. GAAP”). The effects of these differences on shareholders’ equity and net income / (loss) as of and for the years ended December 31, 2011 and 2010, respectively, are set forth in note 23.

The consolidated financial statements and related notes are presented in a reclassified format, which differs from SGT’s financial statements and disclosures which are prepared in accordance with the Italian legal requirements. The format presented does not result in any modification of the shareholders’ equity and net income as resulting on an Italian Accounting Principles basis. Notes and disclosures were also adjusted as necessary as a result of the above mentioned reclassification.

The shares of SGT, at 31 December, 2011 were owned for 70% by LDK Solar Europe Holding S.A. (a wholly owned subsidiary of LKD Solar Co, Ltd), 15% by Mr Giuseppe Truglio and 15% by Mr Angelo Prete. No changes in the ownership occurred from the prior year. On June 25, 2012 100% of the shares were purchased by Solar Power Inc (“SPI”). SPI, an entity whose common stock is traded on the OTC Bulletin Board, is controlled at 70% by LDK Solar Co, Ltd.

LIQUIDITY AND BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

The ultimate parent company, LDK Solar Co., Ltd. (LDK), has disclosed publically that it had a net loss and negative cash flows from operations for the year ended December 31, 2011 and has a working capital deficit and was not in compliance with certain financial covenants on its indebtedness at December 31, 2011. These factors raise substantial doubt on LDK’s ability to continue as a going concern. While management of LDK believes that it has a plan to satisfy LDK’s liquidity requirements for a reasonable period of time, there is no assurance that their plan will be successfully implemented. In addition, SPI, which has recently purchase SGT, as a result of its close business relationship with, and equity ownership by, LDK and the relationship between LDK and China Development Bank (CDB), is experiencing certain risks and uncertainties in its business.

The company has analyzed its relationship with the entities of LDK group and equity ownership by SPI, and has also analyzed its financial situation, and reached the conclusion that there is no substantial doubt on SGT’s ability to continue as a going concern. This conclusion is supported by the following:

•	a financial plan, updated at September 2012, which shows positive cash flow and repayment of debt, including Group companies, in the normal course of business;

•	all SGT’s credit lines are independent from LDK’s guarantees;

•	SGT is not dependant on LDK for the supply of modules (for the new projects SGT is using modules purchased elsewhere) ;

•

all SGT’s ongoing projects are with non-LDK third parties. For each project the customer has the availability of financial resources granted by a financial institutions, which is specifically dedicated to the settlement of the invoices related to the project;

•	LDK’s creditors can only request payment on moneys owed to LDK.

NOTE 2—ACCOUNTING POLICIES

The principal accounting policies applied by SGT according to Italian Accounting Principles in the financial statements as of and for the years ended December 31, 2011 and 2010 are as follows:

CONSOLIDATION

The consolidated financial statements of the Group include the accounts of SGT and all subsidiaries in which SGT holds, directly or indirectly, more than 50% of the share capital. The equity method of accounting is used for affiliated companies and other investments in which the Group has significant influence; generally this is represented by a level of voting capital of at least 20% and not more than 50%. Investments held at a less than 20% level are accounted for at historical cost.

The assets and liabilities of the companies consolidated on a line-by-line basis are included in the consolidated financial statements after eliminating the carrying value of the investments against the related net equities.

All significant intercompany transactions are eliminated, together with the unrealized intercompany profits included in inventory and work in progress.

The consolidation area includes the following entities:

	As of December 31,
	2011	2010
Mi.Ca. Solare S.r.l.	(* )	100%
Sun Energy S.r.l.	100%	—
Moiac S.r.l.	100%	—
Salel S.r.l.	100%	—

(*)	Subsidiary sold on 30 June 2011

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent highly liquid investments that are readily convertible to cash and have original maturities of ninety days or less.

ACCOUNTS RECEIVABLE AND PAYABLE

Accounts receivable and payable are recorded at their nominal value. Where required, provisions are made to write-down the receivables to their estimated realizable value.

FOREIGN CURRENCY TRANSACTIONS

Revenues and costs associated with transactions in foreign currencies are translated into Euro by applying the exchange rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are converted by applying the year-end exchange rate and any resulting unrealized gains and losses are recorded in the income statement.

INVENTORIES

Inventories refer to a stock of finished goods and costs incurred to obtain permits which entitle the Group to develop the plants, which represent the core business of the Group.

Finished goods are carried at the lower of the acquisition cost, including directly attributable incidental charges, and the net realizable market value. The cost of inventories is based on the weighted average cost.

Permits to develop plants are carried at their acquisition cost. They are charged to the income statement at the time the plant is connected to the grid.

WORK IN PROGRESS AND REVENUES FROM THE REALIZATION OF PROJECTS

Work in progress relates to customer contracts that are in progress at year-end for the development of photovoltaic plants.

Work in progress is measured based on the consideration agreed with the customer and the stage of completion of the work and is presented gross, without a reduction of progress billings issued to customers. Revenue related to contract work in progress is recognized using the percentage of completion method, determined by applying the cost-to-cost method. Losses incurred on the projects are entirely charged to income as they become known.

Invoices issued related to work in progress are presented on the balance sheet by debiting an asset, accounts receivable, and crediting, a deferred credit, progress billing to customers. When the plant is connected to the grid, the related turnover is recognized as revenue from the projects in the statement of income, with the related decrease in the work in progress caption.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are initially recorded at purchase or construction cost, including any directly attributable charges.

Depreciation reflects the estimated useful life of the assets. The depreciation rates used in the financial statements as of and for the years ended December 31, 2011 and 2010 are as follows:

Description	Rate or applied criteria
Plant and equipment	20%
Industrial and commercial machinery	15%
Other:
- Furniture and fittings	12%
- Electronic office equipment	20%
- Goods with a unit value less than 516.46 Euros	100%

Depreciation was calculated for assets entering into service during any financial year on the basis of the effective date the assets have been placed into use.

INTANGIBLE FIXED ASSETS

Intangible fixed assets are recorded at cost and amortized on a straight line basis over the period of expected future benefit. The amortization rates used in the financial statements as of and for the years ended December 31, 2011 and 2010 are as follows:

Description	Rate or applied criteria
Start-up costs	20%
R&D	33%
Advertising	20%
Concessions, licenses and brands	20%
Other:
- Leasehold improvements	Based on the contract term *
- Web site design	20%

*	Insofar as it is less than its useful life.

WRITE-DOWN OF LONG-LIVED ASSETS

The Group evaluates its long-lived assets for any permanent impairment in value when an indicator of impairment is identified. Long-lived assets (property, plant and equipment, intangible fixed assets, including goodwill, and equity investments) are written-down when there is a permanent impairment. Except for goodwill, the lower value is not maintained in subsequent financial statements if the circumstances which gave rise to impairment are no longer applicable. A write-down is recognized when the recoverable value of an asset is below its net book value and the amount of the write-down is the difference between the recoverable value and the net book value.

No impairment or any reversal of previously recorded impairment losses have been recorded in the accompanying consolidated financial statements as of December 31, 2011 and 2010.

EMPLOYEE TERMINATION INDEMNITIES

Employee termination indemnities are determined in accordance with the relevant current laws. The amount of employee termination indemnities reflects the total amount of the indemnities, net of any advances taken, that each employee of the consolidated companies would be entitled to receive if termination would occur as of the respective balance sheet dates.

PROVISIONS FOR CONTINGENCIES

Provisions for risks and charges are recognized, if any, when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefit will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

Provisions for contingencies are set up when the following conditions exist:

•

There is a present obligation (legal or constructive) at the reporting date as a result of a past event where an outflow of resources embodying economic benefits will be required to settle the obligation;

•	It is probable that the obligation will have to be settled (through an outflow of resources) and a reliable estimate can be made of the obligation.

RECOGNITION OF REVENUES AND EXPENSE

Revenues related to work in progress are recognized based on the percentage of completion method of accounting as described above.

Revenues are recorded net of returns, discounts and allowances, as well as the taxes directly connected with the sale of products and services. In particular:

•	Revenues for services are recognized as services are performed;

•	Revenues for sale of goods are recognized at the moment of transfer of ownership, which normally coincides with the delivery of the goods.

Financial income and expenses are recognized on an accrual basis.

The costs incurred for the construction of tangible fixed assets internally developed, are capitalized and classified in the balance sheet as tangible fixed assets, and are recorded in the statement of income as revenue in the caption “capitalization of internally developed fixed assets” in the period in which these costs are incurred.

INCOME TAXES

Current income taxes are computed on the basis of the estimated income tax charge according to the tax laws in force in Italy; the related income tax payable is shown net of payments on account, withholding taxes and tax credits in “Taxes payable”. Any net receivable position is shown in the caption “Other current assets”.

The Group recognizes deferred income tax assets and liabilities that are determined under the liability method. Deferred income taxes represent the tax effect of temporary differences between the tax and financial reporting bases of assets and liabilities, using enacted tax rates, and the expected future benefit of net operating loss carry-forwards. The tax benefit of tax loss carry-forwards is recorded only when there is a reasonable certainty of realization.

Deferred tax assets and deferred tax liabilities are offset whenever allowed by local Italian tax laws.

Taxes that could arise from the transfer of undistributed profits by subsidiaries are only calculated when the subsidiary has the positive intention to transfer such profits.

DERIVATIVES

Derivative financial instruments are mainly used by the Group to hedge exposure to foreign currency exchange risks. For financial instruments used to hedge exchange rate risks, the cost (or “financial component” calculated as the difference between the spot rate at the date of entering into the contract and the forward rate) is recorded in the statement of income based on the accrual principle over the life of the contracts in financial income or expense.

For financial instruments used to hedge exchange rate risks, the fair values of the outstanding contracts at year-end are not recorded in the accompanying consolidated financial statements.

USE OF ESTIMATES

The preparation of consolidated financial statements in accordance with Italian Accounting Principles requires the Group to make estimates and assumptions that affect the reported carrying amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses recognized during the reporting periods. Actual results could differ from those estimated.

NOTE 3—CASH AND CASH EQUIVALENTS

Amounts in Euros	As of December 31,
	2011	2010
Bank and postal accounts	515,884	4,063,281
Cash on hand	68	415

	515,952	4,063,696

NOTE 4—ACCOUNTS RECEIVABLE

Trade accounts receivables from customers by geographic area are detailed as follows:

Amounts in Euros	As of December 31,
	2011	2010
Italy	13,417,564	2,125,500
Rest of the world	57,407	12,000

Allowances	—	—

	13,474,971	2,137,500

Projects are normally contractualized only if the customer has the availability of financial resources granted by a financial institution, which are specifically dedicated to the settlement of the invoices related to the project. For this reason no allowance for bad debts was deemed necessary at December 31, 2011 and 2010.

At December 31, 2011, the caption includes Euro 5,061,000 due from Mi.Ca. Solare S.r.l..This company was sold in June 2011 to LDK Solar Europe Holding S.A., a related party.

NOTE 5—INVENTORIES

	As of December 31,
Amounts in Euros	2011	2010
Permits to develop plants	191,445	237,325
Finished goods	826,838	1,361,677

	1,018,283	1,599,002

Permits to develop new plants have been suspended as inventory, pending their use in future projects.

Finished products and merchandise are mainly made up of modules, inverters, and electrical materials to be used for building plants. No provision related to inventories was deemed necessary at December 31, 2011 and 2010.

NOTE 6—WORK IN PROGRESS

Work in progress refers to orders for construction of “turnkey” plants for which the project is not yet completed. They are shown in the balance sheet gross of progress billing.

All work in progress outstanding at 31 December 2010 and 2011 is expected to be completed by the end of the following year.

Work in progress and progress billing from customers are as follows:

	As of December 31,
Amounts in Euros	2011	2010
Work in progress	771,713	21,430,737
Progress billing to customers	—	12,347,440

	771,713	9,083,297

Progress billing to customers at December 31, 2010 include Euro 2,710,000 from LD Green S.r.l., of which SGT owns 10% at December 31, 2010 for the amount of Euro 10,000.

NOTE 7—OTHER CURRENT ASSETS

	As of December 31,
Amounts in Euros	2011	2010
Receivable from LDK Solar Europe S.A.	190,000	—
Restricted cash	88,956	364,960
VAT receivable	16,919	233,396
Advances for current taxes, net	—	10,436
Other	342,509	221,097
Prepaid expenses	101,345	34,408

	739,729	864,297

Receivable from LDK Solar Europe S.A. refers to costs incurred for and rebilled to the parent company.

Restricted cash at December 31 2011 refers to amounts deposited at banks, bound as guarantee for advances received from customers.

Restricted cash at December 31, 2010 refers to amounts deposited at banks in connection with bank guarantees granted to customers as “performance bonds” (see also note 21). They are reported within current assets as the advance payment bonds to which they are connected to projects expected to be completed in the subsequent year.

The caption “other” is made up as follows:

	As of December 31,
Amounts in Euros	2011	2010
Receivables for feed-in tariff	81,910	—
Advances to suppliers	248,977	125,564
Credit notes to be received	—	34,150
Sundry	11,622	61,383

	342,509	221,097

Prepaid expenses are made up as follows:

	As of December 31,
Amounts in Euros	2011	2010
Insurance policies	75,791	20,128
Real estate lease	7,708	7,708
Car leases	8,864	3,612
Warehouse services	2,400	2,400
Other	6,582	560

	101,345	34,408

NOTE 8—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized as follows:

	31 December 2011			31 December 2010
Amounts in Euros	Cost	Acc. Depr.	Carrying amount	Cost	Acc. Depr.	Carrying amount
Plants and equipment	4,197,150	(75,094)	4,122,056	11,364	(2,655)	8,709
Industrial and commercial machineries	4,146	(1,553)	2,593	4,146	(1,138)	3,008
Other	78,109	(30,900)	47,209	66,740	(17,882)	48,858
Construction in process	—	—	—	3,363,777	—	3,363,777

	4,279,405	(107,547)	4,171,858	3,446,027	(21,675)	3,424,352

The caption “Plant and equipment” at 31 December 2011 includes two completed plants sold by SGT to Sun Energy S.r.l.. Being Sun Energy S.r.l. consolidated, costs related to these two projects, for a total net amount of Euro 4,106,995, have been classified within tangible fixed assets. This represents the main addition of 2011.

Construction in process at 31 December 2010 relates to the construction by SGT of a photovoltaic plant ordered by the subsidiary Mi.Ca. Solare S.r.l. (“Mi.Ca.”). As Mi.Ca was consolidated at 31 December 2010, costs related to this project have been presented as internally developed construction in process. In June 2011, before selling the subsidiary, the construction was completed and sold to Mi.Ca., the investment in which was subsequently sold and therefore the company’s accounts were deconsolidated. The transaction and its related gain on disposal are discussed in note 19.

Changes during 2011 are summarized below:

	31 Dec. 2010	Increases	Depreciation	Disposals	Reclass	31 Dec. 2011
Plant and equipment	8,709	4,176,704	(72,438)	—	9,081	4,122,056
Industrial and commercial machinery	3,008	—	(415)	—	—	2,593
Other	48,858	11,371	(13,020)	—	—	47,209
Construction in process	3,363,777	—	—	(3,363,777)	—	—

	3,424,352	4,188,075	(85,873)	(3,363,777)	9,081	4,171,858

Changes during 2010 are summarized below:

	31 Dec. 2009	Increases	Depreciation	Disposals	Reclass	31 Dec. 2010
Plant and equipment	7,465	3,364	(2,120)	—	—	8,709
Industrial and commercial machinery	3,423	—	(415)	—	—	3,008
Other	41,306	18,008	(10,456)	—	—	48,858
Construction in process	—	3,363,777	—	—	—	3,363,777

	52,194	3,385,149	(12,991)	—	—	3,424,352

NOTE 9—INTANGIBLE FIXED ASSETS

Intangible fixed assets are summarized as follows:

	31 December 2011			31 December 2010
Amounts in Euros	Cost	Acc. Amort.	Carrying amount	Cost	Acc. Amort.	Carrying amount
Start-up costs	50,657	(32,373)	18,284	48,938	(23,042)	25,896
R&D and advertising	94,024	(62,526)	31,498	92,525	(33,096)	59,429
Concessions, licenses and brands	52,737	(17,534)	35,203	39,601	(8,654)	30,947
Other	353,881	(22,724)	331,157	48,895	(10,552)	38,343

	551,299	(135,157)	416,142	229,959	(75,344)	154,615

At December 31, 2011, the caption “Other” includes Euro 296,386 (at 31 December 2010: nil) of surface rights and Euro 34,770 (at 31 December 2010: Euro 38,343) mainly represented by leasehold improvements.

Changes during 2011 are summarized below:

	31 Dec. 2010	Increases	Depreciation	Disposals	Reclas.	31 Dec. 2011
Start-up costs	25,896	1,720	(9,332)	—	—	18,284
R&D and advertising	59,429	1,500	(29,431)	—	—	31,498
Concessions, licenses and brands	30,947	13,136	(8,880)	—	—	35,203
Other	38,343	314,067	(12,172)	—	(9,081)	331,157

	154,615	330,423	(59,815)	—	(9,081)	416,142

Changes during 2010 are summarized below:

	31 Dec. 2009	Increases	Depreciation	Disposals	Reclas.	31 Dec. 2010
Start-up costs	36,928	—	(9,332)	(1,700)	—	25,896
R&D and advertising	8,422	80,203	(29,196)	—	—	59,429
Concessions, licenses and brands	16,439	21,012	(6,504)	—	—	30,947
Other	25,061	20,757	(7,475)	—	—	38,343

	86,850	121,972	(52,507)	(1,700)	—	154,615

NOTE 10—OTHER LONG TERM ASSETS

	As of December 31,
Amounts in Euros	2011	2010
Receivable from customer	548,602	—
Other	164,897	9,032
Investment	—	10,000

	713,499	19,032

Receivable from customer at December 31, 2011 represents the balance due from a customer with whom there is an agreement for the settlement of the receivable for 50% by February 2013 and for 50% by February 2014.

The caption “Other” at December 31, 2011 refers for Euro 133,458 to amounts deposited at banks equal to 10% of the performance bonds outstanding at year-end (see also note 21). They have been classified within non-current assets as the performance bonds to which they are connected cover a two-year period from the completion of the photovoltaic plant. The investment of Euro 10,000 in LD Green S.r.l. was liquidated for the same amount in 2011.

NOTE 11—UNSECURED LOANS PAYABLE

	As of December 31,
Amounts in Euros	2011	2010
Withdrawals of credit lines	4,287,876	589,145
Debt to parent company	3,087,740	3,015,645
Sundry	652	196

	7,376,268	3,604,986

Total short term debt at December 31, 2011 and 2010 comprised debt commitments to various banks in Italy mainly related to bank overdrafts, with interest ranging from 2.45% to 7.96.% in 2011 and from 1.91% to 4.93% in 2010.

In addition, the balances as of December 31, 2011 and 2010 include Euro 3 million plus accrued interest related to a loan received in 2010 from the parent company, at an interest rate based on Euribor-3 months plus 150 basis points, callable at request from the parent company. During 2012, Euro 2 million of this loan has been repaid.

NOTE 12—ACCOUNTS PAYABLE

	As of December 31,
Amounts in Euros	2011	2010
Suppliers	11,972,666	12,773,328
Invoices to be received	577,658	3,448,573

	12,550,324	16,221,901

NOTE 13—OTHER CURRENT LIABILITIES

	As of December 31,
Amounts in Euros	2011	2010
Debt due to social security authorities	54,766	42,152
Debt due to employees	110,669	115,112
Debt due to directors and statutory independent registered public accounting firms	23,141	55,741
Payable for surface rights	108,000	—
Other	120,000	122,353

	416,576	335,358

At December 31, 2010 and 2011, the caption “Other” primarily refers to amount to be paid to a customer as a settlement of a claim.

NOTE 14—EMPLOYEE LEAVING INDEMNITY

Under Italian labour laws and regulations all employees are entitled to an indemnity upon termination of their employment relationship for any reason. The benefit accrues to the employees on a pro-rata basis during their employment period and is based on the individuals’ salary. The vested benefit payable accrues interest, and employees can receive advances thereof in certain specified situations, as defined in the applicable labour contract provisions. Employee leaving indemnity reflect the total amount of the indemnities, net of any advances taken, that each employee would be entitled to receive if termination were to occur as of the balance sheet date.

Movements in the employee leaving indemnity were as follows:

	Year ended December 31,
Amounts in Euros	2011	2010
Balance at the beginning of the year	37,661	15,846
Drawings for terminations or advances	(9,754)	(8,345)
Provisions for the year	62,198	30,160
Contribution to pension funds	(3,754)	—

Balance at the end of the year	86,351	37,661

NOTE 15—TAXATION

Income taxes consisted of the following for the years ended December 31, 2011 and 2010:

	Year ended December 31,
Amounts in Euros	2011	2010
Current tax expense	269,364	47,819
Deferred tax expense (benefit)	(353,230)	19,186

	(83,866)	67,005

A breakdown of deferred tax assets and liabilities is reported below:

	As of 31 December 2011		As of 31 December 2010
Amounts in Euros	Tax base	Deferred tax amount	Tax base	Deferred tax amount
Deferred tax assets:
Losses carried-forward	93,415	25,689	1,984,107	545,629
Unrealized foreign exchange losses	247,004	67,926	195,419	53,740
Elimination of intergroup margin for the development of projects	778,018	213,955	282,324	77,640
Profit on work in progress	38,555	10,603	—	—
Interest costs non deductable	119,004	32,726	—	—
Other	26,173	7,199	—	—
Deferred tax assets		358,098		677,009
Of which:			—	—
Short term		144,143	—	677,009
Long term		213,955	—	—
Deferred tax liabilities:
Contract revenue taxable in future years	—	—	2,531,619	696,195
Timing difference on depreciation charges	76,129	23,904	—	—
Other	546	150	—	—
Deferred tax liabilities		24,054		696,195
Of which:			—	—
Short term		—	—	696,195
Long term		24,054	—	—

Net balance		334,044		(19,186)

The net effect on the income statement for 2011 related to deferred taxation is a benefit of Euro 353,230 (expense of Euro 19,186 for 2010).

Current tax payables are as follows:

	As of December 31,
Amounts in Euros	2011	2010
Withholding tax related to employees	39,240	50,558
Withholding tax related to professionals	9,491	25,023
VAT payable	81,075	—
Current income tax payable	220,195	—
Other	463	107

	350,464	75,688

Current tax expense for the year ended 31 December 2011 includes Corporate income Tax (IRES) and Regional Tax on Production Activities (IRAP), amounting to Euro 223,746 and Euro 45.617 respectively. The reconciliation of the 2011 statutory tax rate to the effective tax rate is shown below.

2011 – Corporate income tax (IRES)	Value	Taxes
Result before taxes	236,300

% statutory tax rate (IRES)	27.5	64,983
Taxable temporary differences
- Timing difference on depreciation charges	(76,129)	(20,935)
- Other	(546)	(150)

TOTAL	(76,675)	(21,085)

Deductible temporary differences
- Unrealized foreign exchange losses	106,166	29,196
- Interest costs non deductable L	119,004	32,726
- Other	26,173	7,198
- Profit on work in progress	38,555	10,603
- Losses carried forward	95,704	26,319
- Elimination of intergroup margin for the development of projects	434,124	119,384

TOTAL	819,726	225,426

Reversal of temporary differences
- 2010 profit on work in progress	2,531,619	696,195
- 2010 unrealized foreign exchange losses	(54,578)	(15,009)

TOTAL	2,477,041	681,186

Non-temporary differences
- Non deductable expenses	22,934	6,307
- Share of non-taxable capital gains	(682,718)	(187,747)

TOTAL	(658,666)	(181,133)

Taxable income	2,796,608	769,067
Utilization of tax losses carried forward	(1,982,987)	(545,321)

Current IRES for the fiscal year		223,746

Effective tax rate in %		94.6

2011 - Regional Tax on Production Activities (IRAP)	Value	Taxes
Difference between revenues and cost of operation	(418,632)
- Personnel costs	1,203,713
- Not deductible losses	99,945
- Elimination of intergroup margin for the development of projects	681,385
- Timing difference on depreciation charges	(76,129)
- Co.co.pro. costs, temporary worker, management compensation	143,195
- Other items	26,402

IRAP tax basis	1,659,879
% theoretical fiscal expense	3.90	64,735

Deductions:
- INAIL	(8,484)
- Tax wedge	(85,295)
- Contributions wedge	(225,069)
- Expenses for trainees, add. research and development	(171,360)

IRAP taxable	1,169,671
Current IRAP for the fiscal year		45,617
Effective tax rate in %		2.75

Current tax expense for the year ended 31 December 2010 includes only IRAP, amounting to Euro 47.744, as Corporate Income Tax basis was negative. The reconciliation of the 2010 statutory tax rate to the effective tax rate is shown below.

2010 – Corporate income tax (IRES)	Value	Taxes
Result before taxes	77,415
% statutory tax rate (IRES)	27.5	21,289

Deductible temporary differences
- Unrealized foreign exchange losses	195,419	53,740
- Elimination of intergroup margin for the development of projects	247,261	67,997

TOTAL	442,680	121,737

Taxable temporary differences
- Profit on work in progress	(2,531,619)	(696,195)

TOTAL	(2,531,619)	(696,195)

Non-temporary differences
- Non deductable expenses	28,537	7,848

TOTAL

Taxable income	(1,982,987)	0
Current IRES for the fiscal year		0

Effective tax rate in %		0

2010 - Regional Tax on Production Activities (IRAP)	Value	Taxes
Difference between revenues and cost of operation	314,407
- Personnel costs	671,865
- Non recurring items	74,092
- Consolidation adjustment	247,261
- Co.co.pro. costs, temporary worker, management compensation	117,218
- Other items	31,579

IRAP tax basis	1,456,422
% theoretical fiscal expense	3.90	56,801

Deductions:
- INAIL	(5,972)
- Contributions wedge	(226,256)

IRAP taxable	1,224,194
Current IRAP for the fiscal year		47,744
Effective tax rate in %		3.28

NOTE 16—SHAREHOLDERS’ EQUITY

Movements in the shareholders’ equity are as follows:

Amounts in Euros	Share Capital	Legal reserve	Retained earnings	Net income for the year	Total
Balance as of January 1, 2010	1,000,000	—	(17,531)	58,132	1,040,601
Allocation of 2009 net income		3,008	55,124	(58,132)	—
Net income for the year 2010				10,410	10,410

Balance December 31, 2010	1,000,000	3,008	37,593	10,410	1,051,011
Allocation of 2010 net income		9,397	1,013	(10,410)	—
Net income for the year 2011				320,166	320,166

Balance as of December 31, 2011	1,000,000	12,405	38,606	320,166	1,371,177

Italian laws restrict the amount of dividends that can be paid out on an annual basis. Before dividends can be paid out of net income in any year, an amount equal to 5% of such net income must be allocated to the statutory legal reserve until such reserve is at least equal to one-fifth of the par value of the capital stock.

If the capital account is reduced as a result of statutory losses, no amounts can be paid until the capital account is restored. Dividends can only be declared on the basis of the statutory equity available, which can be substantially different from the US GAAP equity reported in note 23. In addition to restrictions on the amount of dividends, Italian laws also prescribe the procedures required if a company’s aggregate par value falls below a certain level. The law states that if the aggregate par value is reduced by more than one third, then the quotaholders must take action, which could include a recapitalization of the company. The Company’s dividend requirements are based on the individual, stand alone statutory financial statements, not on the consolidated financial statements as presented herein.

The reconciliation of net income and shareholders’ equity of the parent company SGT to the consolidated net income and shareholders’ equity is reported below:

	2011		2010
Amounts in Euros	Net income for the year	Shareholders’ equity	Net income for the year	Total
As recorded in SGT’s separate financial statements	642,742	1,868,309	187,943	1,225,567
Excess of net equity in individual accounts of consolidated subsidiaries over their corresponding carrying amounts in the statutory accounts of the parent company	(76,988)	(81,925)	(7,914)	(4,937)
Consolidation adjustments:
- elimination of unrealized intercompany profits with Mi.Ca. Solare S.r.l.	247,258	—	(247,258)	(247,258)
- elimination of unrealized intercompany profits with Sun Energy S.r.l.	(605,257)	(605,257)	—
- deferred taxation	112,411	190,050	77,639	77,639

As recorded in the Consolidated Financial Statements	320,166	1,371,177	10,410	1,051,011

NOTE 17—REVENUES

	Year ended December 31,
Amounts in Euros	2011	2010
Revenues from sales of photovoltaic plants	21,235,588	22,118,287
Revenues from sales of modules	238,458	184,662
Revenues from other services	507,643	297,620
Energy sales	32,884	—
Change in inventories of finished products	(45,880)	137,325
Capitalization of internally developed tangible assets	3,918,616	3,363,777
Other revenues	306,114	1,540

	26,193,423	26,103,211

The Italian photovoltaic market in which the Group operates has recorded an unexpected explosion in terms of size during 2011, reaching a global standing with 9 GW of new installed power generated from photovoltaic sources, compared to Germany (7.5 GW) and China (2 GW). This increase is also related to changes in local regulation (the so-called “Save Alcoa” regulation), permitting the recognition of more favorable tariffs for energy produced using renewable sources.

A substantial portion of revenues from sales of photovoltaic plants recorded in 2011 arises from the completion of projects that started up towards the end of 2010, benefiting from more favorable tariffs and the so-called “Save Alcoa” decree.

The types and sizes of photovoltaic plants produced vary from 40 kW rooftop up to fully integrated 2.2 MW rooftop plants, or ground based plants with a power capability between 600 kW and 5 MW.

A breakdown of revenues from sales by geographic area is as follows:

	Year ended December 31,
Amounts in Euros	2011	2010
Italy	26,003,423	26,115,241
Europe	190,000	12,000

	26,193,423	26,103,211

NOTE 18—COST OF OPERATION

	Year ended December 31,
Amounts in Euros	2011	2010
Purchases of materials	16,957,701	17,667,306
Costs for services	7,637,201	8,595,409
Personnel costs	1,203,713	671,865
Depreciation charges	59,815	52,507
Amortization charges	85,873	12,991
Changes in inventories for materials and consumables	534,839	(1,361,677)
Other costs	132,913	150,403

	26,612,055	25,788,804

Costs for services are mainly represented by outsourced works for the development of photovoltaic plants (2011: Euro 5,618,014; 2010: Euro 7,005,926).

Detail for personnel costs are summarized below:

	Year ended December 31,
Amounts in Euros	2011	2010
Wages and salaries	908,021	514,886
Social security and pension contributions	233,343	126,819
Employee leaving indemnity	62,349	30,160

	1,203,713	671,865

The composition of employee personnel by category, as at the end of the reporting period, is summarized below:

	As of December 31,
Category	2011	2010
Employees	24	15
Managers	3	2

	27	17

The following table shows total compensation due to the Board of Directors and to the members of the Board of Statutory Auditors (so called “Collegio Sindacale”):

	As of December 31,
Category	2011	2010
Board of Directors	100,200	100,540
Board of Statutory Auditors	21,852	15,000

	122,052	115,540

NOTE 19—GAIN ON DISPOSAL

Amounts in Euros	Year ended December 31,
	2011	2010
Gain on disposal of investment in Mi.Ca. Solare S.r.l.	969,846	—

	969,846	—

On June 30, 2011, SGT sold to LDK Solar Europe Holding S.A. the interest held in the subsidiary MI.CA Solare S.r.l., the owner of two photovoltaic plants with a power of about 6 Mw/p built in the municipalities of Vada (LI) and San Gregorio in Alpi (BL) which started operations in the months of May and June 2011 respectively.

NOTE 20—FINANCIAL INCOME AND EXPENSE

	Year ended December 31,
Amounts in Euros	2011	2010
Financial income:
Interest income on delays in payments from customers	15,496	—
Other	2,502	576
Financial income	17,998	576
Financial expenses:
Realized gains on FX differences	(55,208)	—
Unrealized gains on FX differences	(546)	—
Realized losses on FX differences	54,578	—
Unrealized losses on FX differences	106,166	195,419
Losses on FX differences, net (subtotal)	104,990	195,419

Interest expense on bank accounts	137,296	21,407
Interest expense on loan from parent company	72,275	15,465
Other financial expenses	18,351	5,277
Financial expenses	332,912	237,568

Net financial expenses	(314,914)	(236,992)

The caption “Interest expenses on bank accounts” is related to interest expenses on current account for Euro 51,481 (Euro 21,407 in 2010) and to interest expenses on invoice advances for Euro 85,815 (nil in 2010).

Interest expense on loan from parent company are paid on the original loan obtained by the parent company LDK Solar Europe S.A. for Euro 3,000,000 (refer to note 11).

Other financial expenses refer to commissions paid on bank guarantees necessary for the construction of photovoltaic plants.

NOTE 21—COMMITMENTS AND CONTINGENCIES

Below is a breakdown of guarantees granted:

	As of December 31,
Amounts in Euros	2011	2010
Advance payment bonds	445,000	—
Performance bond	1,335,000	735,000

	1,780,000	735,000

Advance payment bonds refer to bank guarantees released to customers paying advances during the construction phase of development of photovoltaic plant.

Performance bonds refer to bank guarantees granted to customers as guarantees on the proper functioning of photovoltaic plants sold. Normally, performance bonds are granted for a two-year period from the completion of the project.

As previously commented, it is customary that financial institutions request that restricted bank deposits are given by SGT upon the granting of such guarantees, normally for amounts equal to 10% of the guaranteed amount.

SGT entered into a leasehold agreement for the rental of office space expiring on June 2015, but that could be automatically renewed for a six-year period. Minimum rentals for the following years are as follows (amounts in Euros):

Years ending December 31,
2012,	37,000
2013	38,500
2014	40,000
2015	20,000

NOTE 22—OTHER INFORMATION

a)	Related party transactions

The SGT Group enters into transactions with affiliates and various related parties. The following related party transactions relate to transactions between SGT, SGT Group’s affiliates, SGT controlling entities and any other companies within LDK Group as well as the members of the Board of Directors and the companies in which they hold corporate office or significant responsibility. Transactions between SGT and its subsidiaries are excluded as they are eliminated on consolidation. All transactions occurred at normal market conditions.

The following related party transactions are reflected in the statement of income for the year ended December 31, 2011 and 2010 (in Euro and net of VAT):

Amounts in Euros	Year ended December 31, 2011		Year ended December 31, 2010
	Revenues	Expenses	Revenues	Expenses
					Nature of Transactions
Related Party
Ultimate parent Company:
LDK Solar Europe Holding S.A.	718,651	72,275	—	15,465	C, D
Other related parties:
Mi.Ca. Solare S.r.l.	12,630,000	—	Note 1	Note 1	A
LD Green S.r.l.	—	—	3,423,105	—	A
LDK Solar HI-TECH Co. LTD (SUZHOU)	—	6,383,580	—	1,326,940	B
LDK Solar International Co. LTD	—	2,544,465	—	8,853,483	B
LDK Solar HI-TECH Co. LTD (NANCHANG)	—	1,238,685	—	—	—
LDK Service Italia S.r.l.	—	—	255,628	—	D

Total	13,348,651	10,239,005	3,678,733	10,195,888

The following related party transactions are reflected in the consolidated assets and in the consolidated liabilities as of December 31, 2011 and 2010:

Amounts in Euros	As of December 31, 2011		As of December 31, 2010
	Receivables	Payables	Receivables	Payables
					Nature of Transactions
Related Party
Ultimate parent Company:
LDK Solar Europe Holding S.A.	190,000	3,087,740	—	3,015,465	C, D
Other related parties:
Mi.Ca. Solare S.r.l.	5,061,000	—	Note 1	Note 1	A
LD Green S.r.l.	—	—	—	2,710,000	A
LDK Solar HI-TECH Co. LTD (SUZHOU)	—	2,906,848	—	1,369,660	B
LDK Solar International Co. LTD	57,407	5,025,508	—	7,614,660	B, D
LDK Solar HI-TECH Co. LTD (NANCHANG)	—	1,238,685	—	—	B
LDK Service Italia S.r.l.	—	—	—	—

Total	5,308,407	12,258,781	—	14,709,785

A – Sales of photovoltaic plants

B – Purchases of raw materials

C – Financial loan and interest expenses

D – Miscellanous income

Note 1: Mi.Ca. Solare S.r.l. was a consolidated entity up to 29 June 2011

b)	Foreign exchange derivatives

In 2010 SGT entered into a derivative financial instrument to purchase a notional amount of USD by April 1, 2011 at a fixed foreign exchange rate. The residual notional amount as of December 31, 2010 was equal to Euro 745,000. SGT entered into such contract to hedge its operational risk arising from purchases of modules regulated in USD. As of December 31, 2010 the derivative had a positive fair value of Euro 21,000, which, in accordance with the Italian Accounting Principles, was not recorded in the financial statements.

c)	Subsequent events

In June 2012 SPI Solar (“SPI”) acquired 100% of the outstanding shares of SGT from LDK Solar Europe Holdings S.A., a wholly owned subsidiary of LDK Solar Co., Ltd. (“LDK”), and the two founders of SGT for approximately Euro 5 million, primarily comprised of approximately 13,400,533 shares of SPI common stock valued at approximately $0.45 per share, plus approximately $250,000 of cash to the two founders of SGT.

On August 29, 2012 SGT completed successfully the first stage of the project “Century”, consisting of photovoltaic systems to be realized on industrial roofing located throughout the national country taking advantage of the feed in tariff granted by Conto Energia IV. The project, worth Euro 19,6 million foresees the construction of solar plants for a total installed capacity of 20MWp by the end of 2012.

NOTE 23 — RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

The Group accounting policies for financial reporting in accordance with Italian Accounting Principles differ in certain material respects from accounting principles generally accepted in the United States (“US GAAP”). Significant differences, which have an effect on Net Income (Loss) and Shareholders’ Equity (Deficit), are described below:

(A) Accounting for certain intangible assets – Under Italian Accounting Principles, the Company capitalized and deferred various costs, such as start-up, R&D advertising and web-site design, which are to be expensed as incurred under US GAAP.

The following reconciliation includes the reduction of the equity for the amount of the “intangible fixed assets” (net of accumulated amortization at the beginning of each year) and the increase of income (decrease of loss) relating the reversal of the amortization of the “intangible fixed assets” booked to the statement of income under Italian Accounting Principles. For the tax effects related to this reconciliation item refer to letter (D) below.

(B) Derivatives—The only derivative financial instruments utilized by the Company are foreign exchange rate contracts which are used to hedge foreign exchange fluctuation risk on US currency. For Italian Accounting Principles purposes, the changes in the fair value of the hedges are only partially recognized. For US GAAP purposes, it is necessary to designate derivative financial instruments at the time of their inception in order to qualify for hedge accounting. The derivative contract outstanding as of December 31, 2010 does not qualify for hedge accounting, and therefore its change in fair value should be recognized in the statement of income.

The following reconciliation includes the increase of the equity relating to the recognition of an asset corresponding to the fair value of the derivative contract outstanding at year-end and the increase of income relating to the recognition of the change in fair value of the derivative contract outstanding at year-end. For the tax effects related to this reconciliation item refer to letter (D) below.

(C) Non-current assets held for sale – At December 31, 2011, there were certain fixed assets, which under US GAAP would have been classified as assets held for sale in the amount of Euro 4,106,995 (at 31 December 2010: nil). Under Italian accounting principles these assets are classified as “property, plant and equipment”. Under US GAAP, non-current asset held for sale are presented in the balance sheet as a separate line item, are carried at the lower of carrying value or fair value and are no longer depreciated from the time they qualify for this classification. The following reconciliation includes the increase of the equity and income relating to the elimination of the depreciation charges accounted for after the criteria for inclusion into non-current assets held for sale were satisfied. For the tax effects related to this reconciliation item refer to letter (D) below.

(D) Deferred income taxes effects of item on A, B and C – In the accompanying reconciliation, the effects of the recognition of deferred income taxes related to the US GAAP adjustments under the letter A and B above that give rise to temporary differences between the reporting basis for Italian Accounting Principles and the reporting basis for US GAAP are also reflected. The Italian statutory taxation is based on a national tax (IRES – 27.5% in 2011 and 2010) and on a Regional Tax on Productive Activities (IRAP – 3.9%). The taxable basis for the computation of IRAP is considerably different than taxable income for Corporate income tax purposes, as it adds back the costs of labor, financing costs, bad debts and other miscellaneous items.

The following table summarizes the significant adjustments to the net income/(loss) which would be required if US GAAP had been applied instead of Italian Accounting Principles:

		Year ended December 31,
Amounts in Euros		2011	2010
	Net income (loss) as per Italian Accounting Principles	320,166	10,410
A	Accounting for certain intangible assets	37,742	(47,377)
B	Derivatives	(9,099)	9,099
C	Elimination of depreciation related to non-current assets held for sale	69,610	—
D	Deferred Income tax effect on items A, B and C	(31,206)	12,374

	Net income (loss) in accordance with US GAAP	387,213	(15,494)

The following table summarizes the significant adjustments to the shareholders’ equity which would be required if US GAAP had been applied instead of Italian Accounting Principles:

		As of December 31,
Amounts in Euros		2011	2010
	Shareholders’ equity as per Italian Accounting Principles	1,371,177	1,051,011
A	Accounting for certain intangible assets	(54,985)	(92,727)
B	Derivatives	—	9,099
	Elimination of depreciation related to non-current assets
C	held for sale	69,610	—
D	Deferred income tax effect on items A, B and C	(4,592)	26,614

	Shareholders’ equity in accordance with US GAAP	1,381,210	993,997

The following summarizes the significant balance sheet and income statement reclassifications that would be required if US GAAP had been applied instead of Italian Accounting Principles:

(E) Presentation of certain assets on the balance sheet – Under Italian Accounting Principles, the Company shows work in progress on a gross basis in the caption “progress billing to customers”; the Company also classifies “permits to develop plants” as a component of inventory. Under US GAAP, these amounts would be classified as “costs in excess of billings” (CIE). CIE at December 31, 2011 and 2010 is as follows:

	As of December 31,
Amounts in Euros	2011	2010
Work in progress	771,713	21,430,737
Progress billing to customers	—	(12,347,440)
Permits to develop plants	191,445	237,325

Cost in excess of billings	963,158	9,320,622

In addition, Under Italian Accounting Principles, “construction in process” are classified in the caption Property, plant and equipment. Under US GAAP, the caption “construction in process” is shown as a separate line item in the balance sheet. Construction in process at December 31, 2011 and 2010 is as follows:

	As of December 31,
Amounts in Euros	2011	2010
Construction in process	—	3,363,777

(F) Presentation of certain expenses in the income statement – Under Italian Accounting Principles, the amounts related to “general, administrative selling and engineering expense” are shown as part of the caption “cost of operations”. Under US GAAP, the amounts related to the above items are shown separately from the cost of goods sold. The amounts related to “general, administrative, selling and engineering expenses for the years ended December 31, 2011 and 2010 are Euro 2,540,017 and Euro 1,874,179, respectively.

(G) Presentation in the income statements of the costs capitalized as “internally developed tangible fixed assets” – Under Italian Accounting Principles, costs are recorded in the income statement in the period in which the costs are incurred classified by nature. After an analysis of the costs eligible for capitalization is performed, an asset, construction of tangible fixed assets internally developed, is debited and a corresponding credit to revenue, in the caption “capitalization of internally developed tangible assets” is also recorded in the period in which the costs are incurred. This accounting results in a “gross up” in the income statement, with no impact on net income. Under US GAAP, the costs incurred for the construction of tangible fixed assets internally developed, are capitalized and classified in the balance sheet as tangible fixed assets in the period in which they are incurred with no impact on the income statement. The amounts in revenue and cost of operations in the financial statements under Italian Accounting Principles related to “capitalization of internally developed tangible assets” for 2011 and 2010 are Euro 3,918,616 and Euro 3,363,777, respectively.

(H) Presentation of balance sheet and income statement related to real estate projects – Under Italian accounting principles there are no specific guidance on how to account for real estate projects. Under US GAAP, for those projects where the Company is considered to be the owner, the project is accounted for under the rules of real estate accounting. In the event of a sale, the method of revenue recognition is determined by considering the extent of the buyer’s initial and continuing investment and the nature and the extent of the Company’s continuing involvement. Generally, revenue is recognized at the time of title transfer if the buyer’s investment is sufficient to demonstrate a commitment to pay for the property and the Company does not have a substantial continuing involvement with the property. When continuing involvement is substantial and not temporary, the Company applies the financing method, whereby the asset remains on the balance sheet and the proceeds received are recorded as a financing obligation. When a sale is not recognized due to continuing involvement and the financing method is applied the Company records revenue and expenses related to the underlying operations of the asset in the Company’s consolidated financial statements.

During the year ended December 31, 2011, SGT sold to LDK its interest in Mi.Ca Solare, S.r.l. a special purpose vehicle created for the development of solar energy facilities which for US GAAP should be classified as a net sale of Euro 4,333,624 with cost of sales of Euro 3,363,777, while, under Italian Accounting Principles, a gain on disposal equal to Euro 969,846 was recognized.